Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2016, by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund” or the “Trust”)).

WHEREAS, ALPS and the Trust have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009; and

WHEREAS, the Board of Trustees (the “Board”) of the Trust approved on September 22, 2015 the merger of the Forward Balanced Allocation Fund into the Salient Adaptive Income Fund (formerly known as the Forward Income Builder Fund) and the merger of the Forward Multi-Strategy Fund and Growth & Income Fund into the Salient Adaptive Balanced Fund (formerly known as the Forward Growth Allocation Fund), effective January 22, 2016the ; and

WHEREAS, the Board approved on January 26, 2016 name changes to all of the Trust (together, the “Funds”), effective May 1, 2016; and

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify Schedule A – List of Portfolios of the Agreement to reflect the new names of the Funds;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President

SCHEDULE A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Dated as of May 1, 2016

Salient Adaptive Balanced Fund

Salient Adaptive Income Fund

Salient Adaptive US Equity Fund

Salient Commodity Long/Short Strategy Fund

Salient EM Corporate Debt Fund

Salient EM Dividend Signal Fund

Salient EM Infrastructure Fund

Salient Frontier Strategy Fund

Salient High Yield Fund

Salient International Dividend Signal Fund

Salient International Real Estate Fund

Salient International Small Cap Fund

Salient Investment Grade Fund

Salient Real Estate Fund

Salient Select Income Fund

Salient Select Opportunity Fund

Salient Tactical Growth Fund

Salient Tactical Muni Strategy Fund

Salient Tactical Real Estate Fund

Salient US Dividend Signal Fund